Exhibit 10.1

Twenty-Seventh Amendment to the
First Amended and Restated Agreement
of Limited Partnership
of SL Green Operating Partnership, L.P.

This Amendment is made as of January 8, 2020 (the “Issue Date”) by SL Green Realty Corp., a Maryland corporation, as managing general partner (the “Company” or the “Managing General Partner”) of SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and as attorney-in-fact for the Persons named on Exhibit A to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of August 20, 1997, as amended from time to time (the “Partnership Agreement”), for the purpose of amending the Partnership Agreement. Capitalized terms used herein and not defined shall have the meanings given to them in the Partnership Agreement.

WHEREAS, Section 4.02A of the Partnership Agreement grants the Managing General Partner authority to cause the Partnership to issue interests in the Partnership to Persons other than the Managing General Partner in one or more classes or series, with such designations, preferences and relative, participating optional or other special rights, powers and duties as may be determined by the Managing General Partner in its sole and absolute discretion, subject to applicable Delaware law.

WHEREAS, effective as of the Issue Date, the holder of the Series O Preferred Unit (the “Series O Preferred Unit”) in the Partnership, the terms and conditions of which are set forth in the Eighteenth Amendment to the Partnership Agreement, dated as of June 25, 2015 (the “Series O Amendment”), has exchanged the Series O Preferred Unit for the Series W Preferred Unit (as defined herein), pursuant to that certain Exchange and OP Unit Recipient Agreement, dated as of January 8, 2020, by and between the Partnership and OY Eastside Unit Holder LLC.

WHEREAS, the Managing General Partner has determined that it is necessary and desirable to amend the Partnership Agreement to create and set forth the terms of the Series W Preferred Unit (as defined herein) having the designations, rights and preferences set forth herein.

WHEREAS, solely to the extent necessary to effect the establishment of the Series W Preferred Unit with the terms and conditions described herein, the following shall be deemed to amend Articles V and VI and Section 8.06 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Managing General Partner hereby amends the Partnership Agreement as follows:

1.                  Article I of the Partnership Agreement is hereby amended by adding the following definition:

“Series W Preferred Unit” means the series comprising of one Partnership Unit established pursuant to the Twenty-Seventh Amendment to this Partnership Agreement, representing a unit of Limited Partnership Interest designated as the Series W Preferred Unit, with the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of repurchase and conversion as described herein.

2.                  Section 8.06.A of the Partnership Agreement is hereby amended by deleting Section 8.06.A(iv) in its entirety and replacing it with the following new Section 8.06.A(iv):

“Notwithstanding any provision of this Section 8.06.A to the contrary, holders of Class B Units (or the Class A Units into which such Class B Units automatically convert following the expiration of the applicable Distribution Period within which the conversion occurs) issued as a result of a Conversion Notice delivered in respect of the Series W Preferred Unit pursuant to Section 3.F.(ii) of the Twenty-Seventh Amendment to this Partnership Agreement may exercise their Redemption Right at any time and from time to time following the delivery of such Class B Units (or the Class A Units into which such Class B Units automatically convert following the expiration of the applicable Distribution Period within which the conversion occurs) regardless of whether any period of restriction described in this Section 8.06.A has expired.”

3.                  In accordance with Section 4.02.A of the Partnership Agreement, set forth below are the terms and conditions of the Series W Preferred Unit hereby established:

A.                Designation and Number. A series comprising of one Partnership Unit, designated as the Series W Preferred Unit, is hereby established. This series is limited to one Series W Preferred Unit.

B.                 Rank. The Series W Preferred Unit, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, the Class B Units (collectively, the “Common Units”) and all Partnership Interests outstanding or issued in the future by the Partnership, the terms of which do not expressly provide that such Partnership Interests rank senior to or on a parity with the Series W Preferred Unit, (b) on a parity with the Series F Preferred Units, the Series G Preferred Units, the Series I Preferred Units, the Series K Preferred Units, the Series L Preferred Units, the Series M Preferred Units, the Series P Preferred Units, the Series Q Preferred Units, the Series R Preferred Units, the Series S Preferred Units, the Series T Preferred Units, the Series U Preferred Units, the Series V Preferred Units, and all Partnership Interests outstanding or issued in the future by the Partnership, the terms of which expressly provide that such Partnership Interests rank on a parity with the Series W Preferred Unit and (c) junior to all Partnership Interests issued in the future by the Partnership, the terms of which expressly provide that such Partnership Interests rank senior to the Series W Preferred Unit.

C.                 Distributions.

     (i)                 Pursuant to Section 5.01 of the Partnership Agreement but subject to the rights of holders of any Partnership Interests ranking senior to the Series W Preferred Unit as to the payment of distributions, the holder of the Series W Preferred Unit shall be entitled to receive, when, as and if authorized by the Managing General Partner (acting reasonably), out of funds legally available for the payment thereof, cumulative quarterly preferential cash distributions in respect of the Series W Preferred Unit equal to the Periodic Distribution Amount (as calculated in accordance with the terms set forth in Exhibit C hereto). Periodic distributions on the Series W Preferred Unit pursuant to this Section 3.C.(i) (“Periodic Distributions”) shall automatically accrue (whether or not authorized by the Managing General Partner) and be fully cumulative from January 1, 2020 and shall be payable quarterly when, as and if authorized by the Managing General Partner (acting reasonably), in equal amounts in arrears on the date that is fifteen days after the end of the relevant Distribution Period or, if not a Business Day, the next succeeding Business Day. Any Periodic Distribution (including the initial Periodic Distribution) payable on the Series W Preferred Unit for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. “Distribution Period” shall mean (subject to the following sentence) each of the following periods in each year (commencing January 1, 2015) (a) from and including January 1, to but excluding April 1, (b) from and including April 1, to but excluding July 1, (c) from and including July 1, to but excluding October 1, and (d) from and including October 1, to but excluding January 1. Upon the earlier to occur, if at all, of either (a) an Applicable Liquidation Event (as defined below) or (b) the conversion of the Series W Preferred Unit pursuant to Section 3.F(ii) (each a “Break Event”), the Distribution Period within which the Break Event occurs shall be deemed to terminate on, but exclude, a date specified by the Partnership (such date being as soon as practicable after the occurrence of a Break Event and in no event later than the end of the Distribution Period in which such Break Event occurs) (the “Break End Date”) and, if an Applicable Liquidation Event occurs, the Periodic Distribution shall automatically accrue (whether or not authorized by the Managing General Partner) and shall be declared and paid, when, as and if authorized by the Managing General Partner (acting reasonably), out of funds legally available for the payment thereof, at the end of such shortened Distribution Period, and thereafter there shall similarly be a shortened Distribution Period commencing on, and including, the Break End Date and ending on, but excluding, the next regularly scheduled Distribution Period.

As used in this Amendment:

“762 Madison Fee Interest” means the fee interest in 762 Madison Avenue, New York, New York together with all easements, air rights, and development rights appurtenant and/or belonging to the fee interest or acquired by Applicable Green Owner;

“762 Madison Owner” means 762 Madison Owner LLC;

“Applicable Affiliate” shall mean, with respect to each of the Company, the Partnership, and Applicable Green Owner (i) any Affiliate as defined in the Partnership Agreement, (ii) any other Person that owns, directly or indirectly, more than fifteen percent (15%) of the legal, beneficial or economic interests in such specified Person, (iii) any other Person in which such specified Person or an Affiliate of such specified Person owns, directly or indirectly, more than fifteen percent (15%) of the legal, beneficial or economic interests, (iv) any officer, director (other than an independent director), general partner, manager, managing member, trustee of such specified Person and/or (v) any Affiliates of the Persons described in the foregoing clause (iv). For purposes of this Agreement, the holder of the Series W Preferred Unit shall not be deemed an Applicable Affiliate;

“Applicable Affiliate Costs” means all costs, fees, expenses, commissions and/or other consideration paid by or on behalf of Applicable Green Owner to an Applicable Affiliate that are not incurred on arms-length terms substantially consistent with then-prevailing market terms in similar transactions with unrelated parties;

“Applicable Affiliate Property Sale” means an Applicable Liquidation Event whereby the Applicable Fee Interest (or any portion thereof or any direct or indirect interest therein) is, directly or indirectly, Transferred to (or following any Transfer, is retained by) any Applicable Affiliate;

“Applicable Fee Interest” shall mean collectively, (i) the “Weatherly Fee Interest” as defined in that certain Liability Company Operating Agreement of Eastside Investors LLC dated as of September 28, 2011 together with all easements, air rights, and development rights appurtenant and/or belonging to the fee interest or acquired by Applicable Green Owner and (ii) from and after the Issue Date, the 762 Madison Fee Interest. For the avoidance of doubt, the Applicable Fee Interest includes the fee interest in each of 762 Madison Avenue, New York, New York, 19 East 65th Street, New York, New York, 21 East 65th Street, New York, New York and 752-760 Madison Avenue, New York, New York;

“Applicable Green Owner” means collectively, Green Eastside Member LLC (only through November 2015, after which the Company represents such entity’s leasehold interest in the Applicable Fee Interest was terminated), 752 Development Fee LLC, 752 Madison Owner 2 LLC (only through January 16, 2019, which the Company represents is the date on which such entity was merged with and into 752 Development Fee LLC), 752 Madison Owner 3 LLC (only through January 16, 2019, which the Company represents is the date on which such entity was merged with and into 752 Development Fee LLC), 762 Madison Owner (from and after the Issue Date) and any Person to which the Applicable Fee Interest (or a portion thereof or direct or indirect interest therein) is Transferred that is an Affiliate of the foregoing, the Partnership or the Company (including in each case pursuant to an Applicable Affiliate Property Sale, foreclosure, deed in lieu of foreclosure, merger, reorganization or similar transaction);

“Applicable Liquidation Event” means the date on which (i) the entire Applicable Fee Interest is transferred to a third party (whether by merger, reorganization or sale transaction), (ii) all of the direct and indirect interests held by Applicable Green Owner in the Applicable Fee Interest are transferred to a third party or (iii) all of the direct and indirect interests held by the Partnership in the Applicable Green Owner are transferred to a third party; provided that, that if such transfer is an Applicable Affiliate Property Sale, such transfer shall not be deemed an Applicable Liquidation Event; and provided, further, that, if following such event that would otherwise be an Applicable Liquidation Event but for this proviso, reserves, amounts or other assets are held by the applicable transferor, an Applicable Liquidation Event shall not be deemed to have occurred until all amounts required to be distributed to the holder of the Series W Preferred Unit in respect of such reserves, amounts or assets have been so distributed;

“Reference Amount” means, in respect of the applicable Distribution Period, three thousand (3,000) multiplied by the Reference Class A Unit Distribution; and

“Reference Class A Unit Distribution” means the quarterly cash distribution in respect of one Class A Unit for the relevant Distribution Period (without double counting the payment in a following quarter of a distribution previously declared with respect to the prior quarter).

     (ii)                 In addition, pursuant to Section 5.01 of the Partnership Agreement but subject to the rights of holders of any Partnership Interests ranking senior to the Series W Preferred Unit as to the payment of distributions, the holder of the Series W Preferred Unit shall automatically be entitled to receive, out of funds legally available for the payment thereof, upon the occurrence of the Determination Date, a preferential cash distribution in respect of the Series W Preferred Unit equal to the Special Distribution Amount. The special distribution on the Series W Preferred Unit pursuant to this Section 3.C.(ii) (the “Special Distribution”) shall be payable 90 calendar days after the Determination Date (or, if not a Business Day, the next succeeding Business Day) when, as and if authorized by the Managing General Partner (acting reasonably). As used in this Amendment, “Special Distribution Amount” means a cash amount in dollars equal to the product of 0.55 multiplied by the sum of all Reference Amounts determined pursuant to Section 3.C.(i) in respect of each Distribution Period which ended after June 25, 2015 and prior to the Determination Date (together with such pro rata portion of the Reference Amount as corresponds to the number of days that have elapsed in the then current Distribution Period in which the Determination Date occurs on the basis of a 360-day year consisting of twelve 30-day months). For the avoidance of doubt, the calculation of the “Special Distribution Amount” shall include each Distribution Period which ended after the issuance of the Series O Preferred Unit in order to account for quarterly cash distributions in respect of Class A Units during the periods covered by the Series O Amendment.

     (iii)               No Periodic Distribution or Special Distribution on the Series W Preferred Unit shall be authorized by the Managing General Partner or declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Managing General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law. Any Periodic Distribution or Special Distribution payment or payments on the Series W Preferred Unit which may be in arrears shall entitle the holder of the Series W Preferred Unit (when, as and if authorized by the Managing General Partner (acting reasonably)) to receive additional distribution amounts (“Additional Distribution Amounts”) on such amount in arrears from the date of such payment was otherwise due until such amount is paid at a rate of 6.25% compounded annually.

     (iv)               Notwithstanding anything herein or in the Partnership Agreement to the contrary, Periodic Distributions and Special Distributions with respect to the Series W Preferred Unit shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such Periodic Distributions are authorized by the Managing General Partner, or otherwise. Accumulated but unpaid Periodic Distributions and Special Distributions on the Series W Preferred Unit shall entitle the holder of the Series W Preferred Unit to Additional Distribution Amounts as set forth in Section 3.C.(iii). Any Periodic Distribution payment made on the Series W Preferred Unit shall first be credited against the earliest accumulated but unpaid Periodic Distribution due with respect to the Series W Preferred Unit which remains payable.

     (v)                Except as provided in Section 3.C.(vi), unless full cumulative Periodic Distributions and Special Distributions have been or contemporaneously are declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series W Preferred Unit for all past distribution periods and the then current distribution period, no distributions (other than in the form of Partnership Interests ranking junior to the Series W Preferred Unit as to the payment of distributions, dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Partnership) shall be authorized, declared or paid or set apart for payment nor shall any other distribution be authorized, declared or made upon any other Partnership Interests ranking, as to the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Partnership, junior to or on a parity with the Series W Preferred Unit for any period, nor shall any other Partnership Interests ranking junior to or on a parity with the Series W Preferred Unit as to the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Partnership, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series W Preferred Unit as to the payment of distributions and the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership).

     (vi)                When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series W Preferred Unit and any other Partnership Interests ranking on a parity as to the payment of distributions with the Series W Preferred Unit, all distributions authorized and declared upon the Series W Preferred Unit and any other Partnership Interests ranking on a parity as to the payment of distributions with the Series W Preferred Unit shall be declared pro rata so that the amount of distributions authorized and declared per Series W Preferred Unit and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated Periodic Distributions and Special Distributions (including, if applicable, accumulated and unpaid distributions for prior distribution periods) per each Series W Preferred Unit and such other Partnership Interests bear to each other.

     (vii)              The holder of the Series W Preferred Unit shall not be entitled to any distribution, whether payable in cash, property or Partnership Interests, in excess of full cumulative Periodic Distributions, any Special Distribution, plus any Additional Distribution if applicable, on the Series W Preferred Unit as described above. Accrued but unpaid Periodic Distributions on the Series W Preferred Unit will accumulate as of the due date for payment of the Periodic Distribution for the Distribution Period ending on but excluding January 1, 2020.

D.                Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated to the holder of Series W Preferred Unit in accordance with Article VI of the Partnership Agreement.

E.                 Liquidation Preference.

    (i)                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the Partnership shall deliver prompt written notice to the holder of the Series W Preferred Unit (the “Liquidation Notice”) setting forth the Partnership’s good faith determination of (x) the fair market value of the Applicable Fee Interest and (y) the aggregate amount that would otherwise be distributable to the holder of the Series W Preferred Unit as part of the Applicable Return Component (as calculated in accordance with the terms set forth in Exhibit C hereto) in the event of an Applicable Liquidation Event, assuming the complete disposition of the Applicable Fee Interest at the proposed fair market value (the “Liquidation Value”). Within thirty (30) days of receipt of the Liquidation Notice by the holder of the Series W Preferred Unit, if the holder of the Series W Preferred Unit reasonably believes that the fair market value of the Applicable Fee Interest is at least two per cent (2%) higher than the fair market value of the Applicable Fee Interest as proposed by the Partnership, then the holder of the Series W Preferred Unit may send a written notice to the Partnership (a “Liquidation Value Dispute Notice”) advising the Partnership of such dispute. Upon receipt of a Liquidation Value Dispute Notice, either the Partnership or the holder of the Series W Preferred Unit shall request the Real Estate Board of New York, or its successor (“REBNY”) to appoint an arbitrator who shall be impartial and not an Affiliate of either the Partnership or the holder of the Series W Preferred Unit and both parties shall be bound by any appointment so made. If REBNY shall fail to appoint such an arbitrator within thirty (30) days after such request is made, either the Partnership or the holder of the Series W Preferred Unit may apply to the Supreme Court, New York County to make such appointment. The arbitrator shall be an MAI appraiser having at least fifteen (15) years of experience in valuation of property which is located in New York City and similar to the Applicable Fee Interest.

    (ii)                 Within seven (7) days after the appointment of the arbitrator, the arbitrator shall meet with the Partnership and the holder of the Series W Preferred Unit (the “Initial Meeting”). At the Initial Meeting, the Partnership shall submit to the arbitrator its determination of the Liquidation Value and the fair market value of the Applicable Fee Interest (“Partnership’s Fair Market Value Determination”) in a sealed envelope simultaneously with the holder of the Series W Preferred Unit’s submission to the arbitrator of its determination of the Liquidation Value and the fair market value of the Applicable Fee Interest (“Holder’s Fair Market Value Determination”) in a sealed envelope, whereupon the arbitrator shall open both envelopes. If either party shall fail to so submit its determination of the fair market value of the Applicable Fee Interest, then the determination of the party that submitted its determination shall constitute the fair market value of the Applicable Fee Interest. If the higher of Holder’s Fair Market Value Determination and Partnership’s Fair Market Value Determination (the “Higher Determination”) is not higher than the lower of Holder’s Fair Market Value Determination and Partnership’s Fair Market Value Determination (the “Lower Determination”) by more than five (5%) percent of the Higher Determination, then the arbitrator shall not make a determination as to the fair market value of the Applicable Fee Interest, and the fair market value of the Applicable Fee Interest for purposes of determining the Liquidation Value hereunder shall equal the average of the Holder’s Fair Market Value Determination and the Partnership’s Fair Market Value Determination. If the Higher Determination is higher than the Lower Determination by more than five (5%) percent of the Higher Determination, then the arbitrator shall set a hearing date for arbitration, which hearing date shall be scheduled to be held no earlier than thirty (30) days and no later than sixty (60) days after the Initial Meeting.

    (iii)                There shall be no discovery in the arbitration. On or before the date that is fifteen (15) days prior to the scheduled hearing, the parties shall exchange opening written expert reports and opening written pre-hearing statements. Opening written pre-hearing statements shall not exceed twenty (20) pages in length. On or before the date that is ten (10) days prior to the hearing, the parties may exchange rebuttal written expert reports and rebuttal written pre-hearing statements. Rebuttal written pre-hearing statements shall not exceed ten (10) pages in length. On or before the date that is seven (7) days prior to the hearing, the parties shall exchange written witness lists, including a brief statement as to the subject matter to be covered in the witnesses’ testimony. On or before the date that is five (5) days prior to the hearing, the parties shall exchange all documents which they intend to offer at the hearing. Other than rebuttal witnesses, only the witnesses listed on the witness lists shall be allowed to testify at the hearings. Closing arguments shall be heard immediately following conclusion of all testimony. The proceedings shall be recorded by stenographic means. Each party may present live witnesses and offer exhibits, and all witnesses shall be subject to cross-examination. The arbitrator shall conduct the hearing so as to provide each party with sufficient time to present its case, both on direct and on rebuttal, and permit each party appropriate time for cross examination; provided, that the arbitrator shall not extend the hearing beyond two (2) days. Each party may, during its direct case, present evidence in support of its position and in opposition to the position of the opposing party.

    (iv)               Following the procedure described in this Section 3.E above, the arbitrator shall make a determination of the fair market value of the Applicable Fee Interest by selecting either the Partnership’s Fair Market Value Determination or the Holder’s Fair Market Value Determination, whichever the arbitrator determines is closest to fair market value of the Applicable Fee Interest, it being agreed that the arbitrator may not select any other amount as the fair market value of the Applicable Fee Interest. The fees and expenses of any arbitration pursuant to Section 3.E shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. The arbitrator shall not have the power to add to, modify or change any of the provisions of the Partnership Agreement. The valuation shall be binding and conclusive upon both parties and shall thereafter be deemed the fair market value of the Applicable Fee Interest for purposes of determining the Liquidation Value hereunder.

     (v)                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holder of the Series W Preferred Unit shall be entitled to receive out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.02. A of the Partnership Agreement an aggregate liquidation preference (the “Liquidation Preference”) in respect of the Series W Preferred Unit equal to the sum of (x) the Cash Repurchase Consideration (calculated as if a Repurchase Demand Notice had been delivered by the holder of the Series W Preferred Unit on the date that the voluntary or involuntary liquidation, dissolution or winding up of the Partnership becomes effective) and (y) the Liquidation Value as determined pursuant to this Section 3.E. The Liquidation Preference shall be payable to the holder of the Series W Preferred Unit before any distribution of assets is made to holders of any other Partnership Interests that rank junior to the Series W Preferred Unit as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, but subject to the preferential rights of the holders of Partnership Interests ranking senior to the Series W Preferred Unit as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership.

     (vi)                If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership legally available for distribution to its Partners are insufficient to make such full payment to the holder of the Series W Preferred Unit, and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series W Preferred Unit as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, then the holder of the Series W Preferred Unit, and all other holders of such Partnership Interests on a parity with the Series W Preferred Unit shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and unpaid distributions) to which they would otherwise be respectively entitled.

     (vii)              After payment of the full amount of the Liquidation Preference pursuant to paragraph (i) above, the holder of the Series W Preferred Unit shall have no right or claim to any of the remaining assets of the Partnership.

     (viii)             None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

F.                  Repurchase and Conversion Rights.

     (i)                  Notwithstanding any other provision of the Partnership Agreement to the contrary, the holder of the Series W Preferred Unit shall have the right (the “Cash Repurchase Right”) to require the Partnership to repurchase for cash the Series W Preferred Unit (a) at any time after the Determination Date and (b) at any time following the occurrence of an Applicable Liquidation Event ((a) and (b) each a “Cash Repurchase Right Trigger Event”), subject to clause 1 of Section 3.F.(iii). The repurchase price in respect of the Series W Preferred Unit upon such repurchase shall be paid by the Partnership in cash and shall be a cash amount in dollars equal to the Determined Number (as calculated in accordance with the terms set forth in Exhibit C hereto) multiplied by the Value of one Share of the Company on the date the holder delivers the associated Repurchase Demand Notice (as defined below) (the “Cash Repurchase Consideration”). From and after the applicable repurchase date, the Series W Preferred Unit so repurchased shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to the Series W Preferred Unit shall cease.

     (ii)                 In lieu of the holder’s Cash Repurchase Right, the holder of the Series W Preferred Unit shall, subject to clause 2 of Section 3.F.(iii), have the right to convert the Series W Preferred Unit at any time following the occurrence of the Cash Repurchase Right Trigger Event into the Determined Number of Class B Units (which Class B Units shall automatically be converted into Class A Units following the expiration of the applicable Distribution Period within which the conversion occurs).

(1)               If the holder of the Series W Preferred Unit desires to require the Partnership to repurchase the Series W Preferred Unit pursuant to Section 3.F.(i), such holder shall provide written notice to the Partnership (with a copy to the Managing General Partner) in the form of the Notice of Repurchase Demand attached as Exhibit A hereto (a “Repurchase Demand Notice”) via facsimile, hand delivery or other mail or messenger service. The date upon which the Partnership initially receives a Repurchase Demand Notice shall be a “Notice Date”. The Partnership shall pay to the holder of the Series W Preferred Unit the Cash Repurchase Consideration within ten (10) Business Days after the Notice Date.

(2)               If the holder of the Series W Preferred Unit desires to convert the Series W Preferred Unit into Class B Units pursuant to Section 3.F.(ii), such holder shall provide written notice to the Partnership (with a copy to the Managing General Partner) in the form of the Notice of Conversion attached as Exhibit B hereto (a “Conversion Notice”) via facsimile, hand delivery or other mail or messenger service. The date upon which the Partnership initially receives a Conversion Notice shall be a “Notice Date”. The Partnership shall issue and deliver within ten (10) Business Days after the Notice Date, to the holder of the Series W Preferred Unit at the address of the holder on the books of the Partnership, the Determined Number of Class B Units (which Class B Units shall automatically be converted into Class A Units following the expiration of the applicable Distribution Period within which the conversion occurs).

     (iii)                If (x) the holder of the Series W Preferred Unit fails to deliver a Repurchase Demand Notice or a Conversion Notice by the date which is 30 calendar days following the occurrence of a Cash Repurchase Right Trigger Event and (y) the holder of the Series W Preferred Unit shall have received all amounts then required to be distributed to it in connection with the Applicable Liquidation Event (such date, the “End Date”), then the Partnership shall be entitled, at its sole and absolute discretion, from and after the End Date to either (1) deem that the holder of the Series W Preferred Unit had delivered a Repurchase Demand Notice on the End Date pursuant to Section 3.F.(ii)(1) or (2) deem that the holder of the Series W Preferred Unit had delivered a Conversion Notice on the End Date pursuant to Section 3.F.(ii)(2).

G.                Voting Rights. Except as required by applicable law, the Series W Preferred Unit shall have no voting rights, except that no amendment of the Partnership Agreement shall be made that materially adversely affects the rights of the holder of Series W Preferred Unit as set forth in this Amendment or that increases or creates any other obligations on the part of the holder of the Series W Preferred Unit, without the consent of the holder of the Series W Preferred Unit (unless all holders of the Partnership Interests are materially adversely affected to the same degree). For the avoidance of doubt, any amendment to create, establish or amend the rights and designations of a class or series of Partnership Units, other than the Series W Preferred Unit, shall not require the consent of the holder of the Series W Preferred Unit provided it otherwise complies with this Amendment.

H.                Transfer. In addition to the restrictions set forth in Section 11.03 of the Partnership Agreement, except as set forth in Section 3.F above, the holder of the Series W Preferred Unit may not Transfer the Series W Preferred Unit without the consent of the Managing General Partner, which consent may be withheld in the Managing General Partner’s sole discretion; provided, however, that nothing in this Amendment or in the Partnership Agreement shall inhibit or restrict a holder’s ability to (a) exercise the redemption right set forth in Section 8.06 of the Partnership Agreement with respect to Class B Units into which the Series W Preferred Unit may be exchanged pursuant to Section 3.F of this Amendment (or the Class A Units into which such Class B Units automatically convert following the expiration of the Distribution Period within which the conversion occurs) or (b):

     (i)                 Transfer the Series W Preferred Unit to one Person that is (a) controlled directly or indirectly by Ofer Yardeni (“OY”) and/or (b) wholly owned by OY and/or any one or more members of OY’s Immediate Family or OY Trusts controlled by OY; or

     (ii)                 Transfer the direct or indirect legal, beneficial or economic interests in the holder of the Series W Preferred Unit to (w) so long as OY continues to directly or indirectly control the holder of the Series W Preferred Unit, any member of OY’s Immediate Family, (x) any entity owned one hundred percent (100%), directly or indirectly, by OY and/or one or more members of OY’s Immediate Family or OY Trusts controlled by OY, (y) a trust for the benefit of OY or any of OY’s Immediate Family (“OY Trusts”) and/or (z) by will or intestacy to one or more of the Persons listed in the preceding clauses (w)-(y);

As used herein, “Transfer” shall have the meaning of “transfer” as defined in Section 11.1(A) in the Partnership Agreement provided, that the term “Transfer” as used in this Section 3.H or Article XI of the Partnership Agreement shall not include any repurchase of the Series W Preferred Unit by the Partnership or the conversion of Series W Preferred Unit into Class B Units. The term “Transferred” shall be interpreted accordingly.

I.                   Restrictions on Ownership. No person that is not a legal resident of the United States of America shall be permitted to beneficially own, directly or indirectly for U.S. federal income tax purposes, the Series W Preferred Unit. The acquisition of the Series W Preferred Unit by any person that is not a legal resident of the United States of America, whether or not in accordance with Section 3.H above, shall be void ab initio.

J.                   Information Rights. The holder of the Series W Preferred Unit shall have the right (reasonably exercised and after reasonable prior notice to the Partnership and the Managing General Partner and subject to compliance with applicable law and regulation and subject to the execution of any confidentiality agreements that the Company and/or the Partnership may reasonably require), at its own expense, to examine, or have its duly authorized representative examine, the books of account and records of the Applicable Owner, and the Partnership’s records to the extent specifically pertaining to the Applicable Fee Interest and/or the Series W Preferred Unit and such other information reasonably related to the Applicable Fee Interest and the Series W Preferred Unit and Applicable Owner and the Partnership shall each make such available at the office at which those books are maintained.

4.                  Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Managing General Partner hereby ratifies and confirms.

5.                  This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

6.                  If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

SL GREEN REALTY CORP., a Maryland corporation,

as Managing General Partner of SL Green Operating Partnership, L.P.

and on behalf of existing Limited Partners

By:	/s/ Andrew Levine
	Name:	Andrew Levine
	Title:	Executive Vice President

[Signature Page to Amendment to Partnership Agreement in respect of Series W Preferred Unit]

Exhibit A

Notice of Repurchase Demand

The undersigned holder of the Series W Preferred Unit hereby irrevocably requests SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to repurchase the Series W Preferred Unit stated herein in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., as amended from time to time in accordance with its terms, and the Cash Repurchase Right referred to therein; and the undersigned irrevocably (i) surrenders such Series W Preferred Unit and all right, title and interest therein and (ii) direct(s) that the Cash Repurchase Consideration deliverable in accordance with this Notice be delivered in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that each of the undersigned (a) has good and unencumbered title to the Series W Preferred Unit that are the subject of this Notice, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to demand repurchase and surrender the Series W Preferred Unit that is the subject of this Notice and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such repurchase and surrender.

Dated:

Name:
(Please Print)

(Signature)

(Street Address)

(City) (State) (Zip Code)

A-1

Exhibit B

Notice of Conversion

The undersigned holder of the Series W Preferred Unit hereby irrevocably requests SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to convert the Series W Preferred Unit into Class B Units (as defined in the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended from time to time (the “Partnership Agreement”)) in accordance with the terms of the Partnership Agreement, as amended from time to time in accordance with its terms; and the undersigned irrevocably (i) surrenders the Series W Preferred Unit and all right, title and interest therein and (ii) directs that the Class B Units deliverable in accordance with this Notice be delivered in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that each of the undersigned (a) has good and unencumbered title to the Series W Preferred Unit that are the subject of this Notice, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to request the conversion requested herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion and surrender.

Dated:

Name:
(Please Print)

(Signature)

(Street Address)

(City) (State) (Zip Code)

B-1